EXHIBIT 2.1.4

LIMITED LIABILITY COMPANY AGREEMENT

OF

CPC

-i-

TABLE OF CONTENTS

(Continued)

-ii-

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CPC, a Delaware limited liability company (the “Company”), is dated as of [                    ], 2009, by and between Maxygen, Inc., a Delaware corporation (“Maxygen”) and Astellas Bio Inc., a Delaware corporation (“Bio”).

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18 101, et seq.), as amended from time to time (the “Delaware Act”), pursuant to the Certificate of Formation, as filed in the office of the Secretary of State of the State of Delaware; and

WHEREAS, the Initial Members desire to enter into this Agreement to set forth certain agreements relating to the ownership, management and operation of the Company.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified. All capitalized terms used and not defined herein shall have the meanings set forth in that certain Master Joint Venture Agreement (the “Joint Venture Agreement”) dated as of June 30, 2009 by and among Maxygen, Bio and Astellas Pharma Inc., a Japanese corporation.

“Additional Common Units” shall have the meaning set forth in Section 4.03(d)(i).

“Additional Member” shall have the meaning set forth in Section 3.01(b).

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) the Capital Account shall be increased by any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) the Capital Account shall be decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adoption Agreement” shall mean an agreement confirming the agreement of a Person to be bound by the terms and provisions of this Agreement.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Annual Distribution Rate” shall mean an annual rate of $0.08 per Series A Preferred Unit and $0.08 per Series B Preferred Unit (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Automatic Conversion Event” shall have the meaning set forth in Section 4.03(b).

“Bio” shall have the meaning set forth in the preamble hereof.

“Bio Manager” shall have the meaning set forth in Section 4.03(d)(i)(2).

“Board of Managers” shall have the meaning set forth in Section 5.01(a).

“Buy-Out Units” has the meaning defined in the Investors’ Rights Agreement.

“Capital Account” shall mean, for each Member, a separate account that is:

(a) increased by: (i) the amount of such Member’s Capital Contribution and (ii) allocations of Profits and other items in the nature of income and gain to such Member pursuant to Article 7;

(b) decreased by: (i) the amount of cash distributed to such Member by the Company; (ii) the fair market value as of the time of Distribution, and net of liabilities secured by such property that the Member assumes or to which the Member’s ownership of the property is subject, of any other property distributed to such Member by the Company; and (iii) allocations of Losses and other items in the nature of expenses or losses to such Member pursuant to Article 7;

(c) otherwise adjusted in accordance with the provisions of this Agreement; and

(d) revalued in connection with any event described in paragraph (a) of the definition of “Gross Asset Value” to the extent it is determined in the discretion of the Managing Member in consultation with Bio prior to the Option Expiration Date that a revaluation is necessary to preserve the economic arrangement of the Members. In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b) and specifically in a manner consistent with the Member’s interest in the Company, and the provisions of this Agreement shall be interpreted and applied in a manner consistent with such regulations and intent.

“Capital Contribution” shall mean, for any Member, the sum of the net amount of cash and the fair market value as of the time of contribution, and net of liabilities secured by such property that the Company assumes or to which the Company’s ownership of the property is subject, of any other property contributed by such Member to the capital of the Company. For purposes of this Agreement, each Capital Contribution shall be deemed to have been made at the later of: (a) the Close of Business on the due date of such Capital Contribution as determined in accordance with this Agreement; or (b) the Close of Business on the date on which such Capital Contribution is actually received by the Company.

“Certificate of Formation” shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Company” shall have the meaning set forth in the preamble hereof.

“Conversion Price” shall mean $1.00 per Series A Preferred Unit and $1.00 per Series B Preferred Unit (in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

“Conversion Rate” shall have the meaning set forth in Section 4.03(a).

“Convertible Securities” shall mean any evidences of indebtedness, shares, membership units, or other securities convertible into or exchangeable for Common Units (as such term is defined in the Voting Agreement).

“Delaware Act” shall have the meaning set forth in the preamble hereof.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member and in consultation with Bio prior to the Option Expiration Date.

“Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Units payable in Common Units), or the purchase or redemption of Units by the Company for cash or property.

“Distribution Threshold” shall have the meaning set forth in Section 4.02(c).

“Equity Incentive Plan” shall mean the Company 2009 Equity Incentive Plan under which Common Units shall be reserved for current or future grant for issuance to Managers, officers, employees, and other service providers as provided therein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Opportunity” shall mean any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager of the Company who is not an employee of the Company or any of its Subsidiaries, or (ii) any Member holding Preferred Units or any Affiliate, partner, member, director, stockholder, employee, agent or other related person of any such Member, other than someone who is an employee of the Company or any of its Subsidiaries (collectively, “Excluded Opportunity Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, an Excluded Opportunity Person expressly in such Excluded Opportunity Person’s capacity as a Manager of the Company.

“Exercise Price” has the meaning defined in the Investors’ Rights Agreement.

“Fair Market Value” shall mean, as of any date prior to the expiration of the Buy-Out Option, the value of Profits Interest Units derived from the deemed value of the Company in light of the applicable Exercise Price for the Buy-Out Units, the applicable Distribution Threshold for the Profits Interest Units, the then fully-diluted capitalization of the Company, and the then liquidation preferences, participation rights and other terms and conditions of the Company’s Units and, as of the expiration of the Buy-Out Option and any date following such expiration, the fair market value of the Profits Interest Units determined in good faith by the Administrator (as defined in the Company’s 2009 Equity Incentive Plan).

“Fiscal Period” shall mean the Fiscal Year or such shorter period as necessary to take into account the Members’ varying interests in the Company.

“Fiscal Year” shall mean the fiscal year of the Company, initially the period commencing on January 1 in any calendar year and ending on December 31 in that calendar year, except as otherwise required by law, including the Code or Treasury Regulations.

“Gross Asset Value” shall mean, with respect to any asset, such asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) the Gross Asset Value of all Company assets shall be adjusted to equal their respective fair market values, taking Section 7701(g) of the Code into account, immediately prior to the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i), (ii) and (iii) of this sentence shall be made only if it reasonably determined by the Managing Member in consultation with Bio prior to the Option Expiration Date that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(b) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the fair market value, taking Section 7701(g) of the Code into account, of such asset on the date of Distribution.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a) or paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Initial Members” shall mean Maxygen and Bio.

“Lender” shall have the meaning set forth in the Bridge Loan Agreement.

“Liquidity Event” shall be deemed to be occasioned by, or to include, (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any acquisition of Units reorganization, merger or consolidation but excluding any sale of Units solely for capital raising purposes) other than (i) a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of Units held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned Subsidiary immediately following such acquisition, its parent) or (ii) the consummation of the purchase of Units pursuant to the Buy-Out Option, as such term is defined in the Investors’ Rights Agreement; (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned Subsidiary of the Company; or (c) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Liquidation Preference” shall mean $1.00 per Series A Preferred Unit and $1.00 per Series B Preferred Unit (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Liquidation Rights” shall have the meaning set forth in Section 4.03(g).

“Loan” shall have the meaning set forth in the Bridge Loan Agreement.

“Manager” shall have the meaning set forth in Section 5.01(b).

“Managing Member” shall mean Maxygen, or its successor or assign.

“Maxygen” shall have the meaning set forth in the preamble hereof.

“Maxygen Manager” shall have the meaning set forth in Section 4.03(d)(i)(2).

“Member” shall mean any of the Initial Members and any Additional Member until such Person ceases to be a Member of the Company in accordance with the terms of this Agreement.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” shall mean an item of loss, expense or deduction attributable to a nonrecourse liability of the Company for which a Member bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i).

“Minimum Gain” of the Company or “Company Minimum Gain” shall, as provided in Treasury Regulations Section 1.704-2, mean the total amount of gain the Company would realize for federal income tax purposes if it disposed of all assets subject to nonrecourse liability for no consideration other than full satisfaction thereof.

“Option Expiration Date” shall have the meaning set forth in the Investors’ Rights Agreement.

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Units or Convertible Securities.

“Original Issue Price” shall mean $1.00 per Series A Preferred Unit and $1.00 per Series B Preferred Unit (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Percentage Interest” of any Member shall mean the product of (x) the quotient of the number of Common Units held by such Member (with the Preferred Units held by such Member being treated for this purpose as if they had been converted to Common Units at the then applicable Conversion Rate) divided by the total number of outstanding Units multiplied by (y) 100.

“Permitted Equity Offering” shall mean any offering of Units, securities linked to Units or any other equity security (including any security convertible into or exercisable for any equity security) of the Company that (a) are offered and sold to Maxygen or its Affiliates, (b) are offered and sold to any Person other than Maxygen or its Affiliates, provided that Maxygen and its Affiliates hold a majority of the outstanding Units immediately following such offering and sale or (c) are junior to the Series B Preferred Units.

“Permitted Indebtedness” shall mean (a) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company’s or such Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; (b) indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company or any such Subsidiary in the ordinary course of business; (c) interest rate swaps, currency swaps and similar financial products entered into or obtained in the ordinary course of business; (d) capital leases or other indebtedness incurred solely to acquire and secure the purchase price of equipment, computers, software or implement tenant improvements and is not in excess of the lesser of the purchase price or the fair market value of such equipment, computers, software or tenant improvements on the date of acquisition; and (e) unsecured indebtedness of the Company to any of its wholly owned Subsidiaries or of any of its wholly owned Subsidiaries to another of its wholly owned Subsidiaries that is not senior to any indebtedness outstanding under the Bridge Loan Agreement.

“Person” shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Profits Interest Unit” shall have the meaning set forth in Section 4.02(c).

“Profits and Losses” shall mean, for each Fiscal Year or other Fiscal Period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other Fiscal Period, as applicable, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a) any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) in the event that the Gross Asset Value of any Company asset is adjusted in accordance with paragraphs (a) or (b) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other Fiscal Period, computed in accordance with the definition of “Depreciation” above; and

(f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(g) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 7.02(b) through Section 7.02(g) shall not be taken into account in computing Profits or Losses, but the amount thereof shall be determined under principles analogous to those set forth in clauses (a) through (f) of this definition.

“Proposed Treasury Regulation” shall have the meaning set forth in Section 4.02(d).

“Qualified Public Offering” shall have the meaning set forth in Section 4.03(b).

“Recapitalization” shall mean any Unit dividend, Unit split, combination of Units, reorganization, recapitalization, reclassification or other similar event.

“Related Entity” shall mean, with respect to any Member, (i) any corporation, trust, limited liability company, association or other entity in which such Member holds an 80% or greater equity interest, (ii) any parent corporation, trust, limited liability company or association, or other parent entity, of such Member or (iii) any liquidating trust or similar entity established for the benefit of such Member’s equityholders.

“Safe Harbor” shall have the meaning set forth in Section 4.02(d).

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Subsidiary” shall have the meaning set forth in the Bridge Loan Agreement.

“Treasury Regulations” shall mean the regulations issued by the United States Treasury Department and relating to a matter arising under the Code.

“Unit” shall mean a unit of limited liability company interest in the Company and includes, without limitation, the Common Units and the Preferred Units.

“Updated Capital Account” shall mean, with respect to a Member, such Member’s Capital Account determined as if, immediately prior to the time of determination, all of the Company’s assets had been sold for fair market value and any previously unallocated Profits and Losses had been allocated pursuant to Article 7.

SECTION 1.02 Interpretation. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), Exhibit or Schedule, such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. Unless otherwise specified, any reference to a time or date shall be with reference to the time or date, as the case may be, in Wilmington, Delaware.

ARTICLE 2.

GENERAL MATTERS

SECTION 2.01 Formation.

(a) Pursuant to the provisions of the Delaware Act, the Company was formed on [                    ], 2009, by the filing in the Office of the Secretary of State of the State of Delaware of a Certificate of Formation (which filing is hereby approved and ratified in all respects). The sole organizer of the Company is hereby designated as an “authorized person,” within the meaning of Section 18-201 of the Delaware Act, and all acts of such sole organizer in forming and organizing the Corporation are hereby approved, ratified, and adopted as valid and binding acts of the Company.

(b) Each officer of the Company appointed by the Board of Managers pursuant to Section 5.04 is hereby designated as an “authorized person,” within the meaning of Section 18-201 of the Delaware Act, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates, notices or other instruments (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware and any other certificates, notices or other instruments (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

SECTION 2.02 Name. The name of the Company shall be “CPC”. Without the need to amend this Agreement, the Board of Managers may change the name of the Company from time to time in its sole discretion.

SECTION 2.03 Term. The term of the Company commenced with the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and shall continue perpetually unless the Company is dissolved pursuant to Section 9.01.

SECTION 2.04 Registered Agent and Registered Office. The Company’s registered agent for service of process is The Corporation Trust Company, and the address of the registered agent and the address of the registered office of the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. Such registered agent and such registered office may be changed from time to time by the Board of Managers.

SECTION 2.05 Principal Place of Business. As of the date of this Agreement, the principal place of business of the Company is located in Redwood City, California. Thereafter, the principal place of business of the Company shall be in such location as the Board of Managers may designate from time to time.

SECTION 2.06 Purposes and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any act or activity for which limited liability companies may be formed under the Delaware Act. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in this Section 2.06.

SECTION 2.07 Books and Records. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in the detail and completeness customary and usual for businesses of the type engaged in by the Company.

ARTICLE 3.

MEMBERS

SECTION 3.01 Members.

(a) Upon the execution of this Agreement, the sole Members of the Company shall be the Initial Members. Following the execution of this Agreement, no Person shall be admitted as a Member and no Units shall be issued by the Company except as expressly provided in this Agreement.

(b) After the date of this Agreement, a Person shall only be admitted as a Member (such Person, an “Additional Member”) if such Person is issued any Units in accordance with Section 4.02 or is a valid assignee or transferee of any then outstanding Units in accordance with the relevant provisions of the Investors’ Rights Agreement and the Co-Sale Agreement, as applicable. Nothing in this Agreement shall require the consent or approval of any Member for the admission of any Additional Member.

(c) The name and mailing address of each Member and the number of Units held by such Member shall be listed on Schedule A. An officer designated by the Board of Managers pursuant to Section 5.04 shall update Schedule A from time to time as necessary to accurately reflect changes in the Units of any Member to reflect the consummation of any action taken in accordance with this Agreement. Any amendment or revision to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. The Company shall provide the Members with any amendment or revision of Schedule A (including any subsequent amendments or revisions thereto) within three (3) days of such amendment or revision.

SECTION 3.02 Powers of Members. Members shall not have the authority to transact any business in the Company’s name or bind the Company by virtue of their status as Members.

SECTION 3.03 Voting Rights.

(a) The Members hereby delegate the management of the Company to the Managers except with respect to (i) the automatic conversion of the Preferred Units in accordance with Section 4.03(b), (ii) the waiver of adjustments to the Conversion Price in accordance with Section 4.03(i), (iii) the shortening or waiver of certain notice provisions pursuant to Section 4.03(j), (iv) the designation and removal of Managers in accordance with Section 5.01(b), (v) the approval of those matters specified in Section 5.05 and Section 5.06, (vi) the approval of certain matters in connection with a Liquidity Event in accordance with Section 8.02, (vii) the dissolution of the Company in accordance with Section 9.01 and (viii) any amendment of this Agreement in accordance with Section 10.09.

(b) Other than as provided herein, the Members shall vote together as a single class on all matters on which they are specifically entitled to vote pursuant to this Agreement. Each Member holding Preferred Units shall be entitled to the number of votes equal to the number of Common Units into which such Preferred Units could be converted as of the record date. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Units into which Preferred Units held by each Member could be converted), shall be disregarded.

(c) Notwithstanding anything in this Agreement to the contrary, the Profits Interest Units shall be non-voting and shall not entitle the holders of Profits Interest Units, as such, to act for the Company or vote upon or approve any matter submitted to the Members for approval.

SECTION 3.04 Meetings and Written Consents of Members.

(a) The Company shall provide written notice to all Members of any meeting at which a vote will be held not less than ten (10) nor more than sixty (60) calendar days at prior thereto, which notice shall describe the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail. At any meeting of the Members, the presence, in person or by proxy, of Members holding a majority of the votes which could be cast by the holders of all Units entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, subject in each case to the provisions of Section 5.05 and Section 5.06. Any action permitted or required to be taken by the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Within five (5) calendar days of taking of action by Members without a meeting by less than unanimous written consent, the Company shall provide written notice of the taking of such action to those Members who have not consented in writing to the taking of such action, which notice shall describe the actions taken in reasonable detail.

(b) In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to express consent to Company action in writing without a meeting, or entitled to receive payment of any dividend or other Distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Units or for the purpose of any other lawful action, the Board of Managers may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Managers and which record date:

(i) in the case of determination of Members entitled to notice of or to vote at any meeting of Members or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;

(ii) in the case of determination of Members entitled to express consent to Company action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Managers; and

(iii) in the case of determination of Members for any other action, shall not be more than sixty (60) days prior to such other action.

If no record date is fixed by the Board:

(i) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining Members entitled to express consent to Company action in writing without a meeting when no prior action of the Board of Managers is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board of Managers is required by law, shall be at the close of business on the day on which the Board of Managers adopts the resolution taking such prior action; and

(iii) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Managers adopts the resolution relating thereto.

A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting, provided that the Board of Managers may fix a new record date for the adjourned meeting.

(c) Each Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

SECTION 3.05 Liability of Members, Managers, Etc.

(a) Except to the extent provided in the Delaware Act, none of the Members or any Manager shall have any personal liability for the debts, obligations or liabilities of the Company.

(b) To the fullest extent permitted by applicable law (including Section 18-1101 of the Delaware Act), notwithstanding any other provision of this Agreement or otherwise of applicable law, including any in equity or at law, no Member, Manager, officer or employee of the Company (collectively, the “Covered Persons”), shall have any fiduciary duty to the Company, the Members or the Managers (or any other person or entity bound by this Agreement) by reason of this Agreement or the Company or in its capacity as a Covered Person, except that a Covered Person shall be subject to the implied contractual covenant of good faith and fair dealing and (to the extent expressly specified herein or therein) to the covenants and express obligations set forth in this

Agreement and the Transaction Agreements. To the fullest extent permitted by applicable law (including Section 18-1101 of the Delaware Act), no Member or Manager shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company, any Member, any Manager or any other person or entity bound by this Agreement for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Member or Manager in its capacity as a Member or Manager, except that (i) a Member or Manager shall be liable for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing and (ii) a Member shall be liable for any breach by such Member of the covenants and express obligations set forth in this Agreement or the Transaction Agreements. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Member or Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Member or Manager. Without limitation to the foregoing, the Company renounces any interest, right or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, any Excluded Opportunity. A Member or Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters which such Member or Manager reasonably believes are within such Person’s professional or expert competence.

(c) (i) Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Manager or officer of the Company or is or was serving at the request of the Company as a Manager, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Manager, officer, employee or agent or in any other capacity while serving as a Manager, officer, employee or agent, shall be indemnified and held harmless by the Company if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement and Income Security Act of 1974 or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 3.05(f) with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Managers. This Section 3.05(c)(i) shall not apply to any action by or in the right of the Company.

(ii) The Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Indemnitee, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the

Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d) To the extent that a present or former Manager or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 3.05(c), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith.

(e) The Company shall pay the expenses (including attorneys’ fees) incurred by a Manager in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses incurred by an Indemnitee shall be made only upon receipt of an undertaking by such Manager to repay all amounts so advanced if it should be ultimately determined that such Indemnitee is not entitled to be indemnified under this Section 3.05(e) or otherwise. Such expenses (including attorneys’ fees) incurred by former Managers, officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply where indemnity is excluded pursuant to this Agreement. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 3.05(j), no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a Manager of the Company, in which event this sentence shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of the Managers who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such Managers designated by majority vote of such Managers, even though less than a quorum, or (iii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

(f) Subject to the requirements in this Section 3.05, the Company shall not be obligated to indemnify any person in connection with any proceeding (or any part of any proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Exchange Act, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under SECTION 3.05(g) or otherwise required by applicable law; or

(v) if prohibited by applicable law.

(g) If a claim under Section 3.05(c) or Section 3.05(d) is not paid in full by the Company within ninety (90) calendar days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard for indemnification set forth in Section 3.05(c) and Section 3.05(d). Neither the failure of the Company (including its Board of Managers, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for entitlement to indemnification, nor an actual determination by the Company (including its Board of Managers, independent legal counsel, or its Members) that the Indemnitee has not met the standard of conduct for entitlement to indemnification, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 3.05 or otherwise shall be on the Company. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a Manager or officer acted in such a manner as to make him or her ineligible for indemnification.

(h) The rights to indemnification and to the advancement of expenses conferred in this Section 3.05 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, this Agreement, any other agreement, any vote of Managers or otherwise.

(i) The Company may maintain insurance, at its expense, to protect itself and any Member, Manager, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(j) The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to the advancement of expenses to any person or entity not mandatorily entitled to indemnification under this Section 3.05 and grant rights to indemnification and to the advancement of expenses in addition to those granted in this Section 3.05 to any person or entity mandatorily entitled to indemnification under this Section 3.05, in each case as long as such person or entity has met the standard of conduct set forth in the first sentence of Section 3.05(b).

(k) The rights to indemnification and advancement of expenses conferred by this Section 3.05 shall continue as to a person who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Section 3.05 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

SECTION 3.06 Resignation. Other than by transferring all of its Units, a Member may not resign from the Company.

ARTICLE 4.

NEW ISSUANCES; UNITS; CONVERSION

SECTION 4.01 New Issuances of Equity Capital. Subject to the terms of this Agreement (including Section 5.05 and Section 5.06), the Board of Managers may determine the form, timing and terms of any new issuance of equity capital (including Units) of the Company to any Person and, other than with respect to issuances of Common Units to eligible Persons pursuant to the terms of the Equity Incentive Plan, will notify the Members of such decision. Any such Person shall be required to become a party to this Agreement as a Member, and shall have all the rights and obligations of a Member hereunder, by executing an Adoption Agreement in form satisfactory to the Board of Managers.

SECTION 4.02 Units.

(a) Interests in the Company are represented by one or more classes of Units. The Units shall for all purposes be personal property in accordance with Section 18-701 of the Delaware Act. No holder of a Unit or Member shall have any interest in specific Company assets, including any assets contributed to the Company by such Member as part of any capital contribution. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

(b) The Units initially will be divided into Preferred Units and Common Units. The first series of Preferred Units will be designated as Series A Preferred Units and the second series of Preferred Units will be designated as Series B Preferred Units. Each Unit shall have the rights and privileges set forth in this Agreement.

(c) Subject to Section 5.05 and Section 5.06, upon the issuance of any Common Units to Managers, officers, employees or other service providers, the Board of Managers may specify a “Distribution Threshold,” if any, applicable to such Common Units, which shall be equal to the minimum amount determined by the Board of Managers in its reasonable discretion to be necessary to cause such Common Unit to constitute a “profits interest” for U.S. federal income tax purposes (a “Profits Interest Unit”) or such greater amount as the Board of Managers, in its reasonable discretion, may determine. All vested Profits Interest Units shall terminate no later than the Option Closing (as such term is defined in the Investors’ Rights Agreement), with the unvested Profits Interest Units to terminate subsequently in accordance with the Equity Incentive Plan, and in each case all such terminated Profits Interest Units shall be exchanged for a cash payment as provided for under the Investors’ Rights Agreement and the Equity Incentive Plan. Immediately upon receipt of a Profits Interest Unit, the recipient will have no initial Capital Account balance and the Profits Interest Unit received shall not entitle such Person to any portion of the capital of the Company at the time of such Person’s admission to the Company as a Member, such that if the Company’s assets were sold at fair market value immediately after the grant to such Member of a Profits Interest Unit and the proceeds distributed in complete liquidation of the Company, the Profits Interest Unit so received would entitle such Member to receive no share of those proceeds. The grant of a Profits Interest Unit to a Member is intended to comply with Rev. Proc. 93-27, 1993-2 C.B. 343 (1993) and Rev. Proc. 2001-43, 2001-2 C.B. 191 (2001) and shall be interpreted consistently therewith.

(d) Each Member authorizes the Managing Member to elect to apply the safe harbor (the “Safe Harbor”) set forth in proposed Treasury Regulation Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Treasury Regulation”) (under which the fair market value of an interest in an entity taxable as a partnership that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Treasury Regulation or a similar Treasury Regulation is promulgated as a final or temporary Treasury Regulation. If the Managing Member determines that the Company should make such election, the Managing Member is hereby authorized to amend this Agreement without the consent of any Member or other Person to provide that (i) the Company is authorized and directed to elect the Safe Harbor, (ii) the Company and each Member (including any Person to whom an Unit is transferred in connection with the performance of services) will comply with all requirements of the Safe Harbor with respect to all Units transferred in connection with the performance of services while such election remains in effect and (iii) the Company and each Member will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Treasury Regulations for such election to be effective such time (if any) as the Managing Member determines, in his sole discretion, that the Company should terminate such election. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms and agrees that it will be legally bound by any such amendment. Notwithstanding the preceding sentences, no election or amendment shall be made pursuant to this Section 4.02(d) if the Safe Harbor, when finalized, is substantially different from the one included in the Proposed Treasury Regulation, unless the Managing Member has determined that the application of the Safe Harbor would not result in materially adverse tax consequences to the Members.

(e) All Units other than the Profits Interest Units shall be evidenced by certificates in accordance with Section 18-702 of the Delaware Act, in form approved by the Board of Managers.

(f) Except as provided in this Section 4.02(f), no new certificates for Units shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of Units or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed Unit, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Units.

(g) Subject to the restrictions on transfer set forth in the Investors’ Rights Agreement, transfers of record of Units shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of Units, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

SECTION 4.03 Conversion. The holders of the Preferred Units shall have conversion rights as follows:

(a) Right to Convert. Each Preferred Unit shall be convertible, at the option of the Member holding such Preferred Unit and at any time after the date of issuance of such Preferred Unit at the office of the Company or any transfer agent for the Preferred Units, into that number of Common Units determined by dividing the Original Issue Price for the relevant series of Preferred Units by the Conversion Price for such series. The rate at which each series of Preferred Units may be converted into Common Units is hereinafter referred to as the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for any series of Preferred Units, as described in this Section 4.03, the Conversion Rate for such series shall be appropriately increased or decreased. In the event of a liquidation, dissolution or winding up of the Company, the option of the Member holding Preferred Units to convert such Preferred Units into Common Units pursuant to this Section 4.03(a) shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Members holding Preferred Units.

(b) Automatic Conversion. Each Preferred Unit as specified hereafter shall automatically be converted into Common Units at the then effective Conversion Rate for such share (i) with respect to Preferred Units, immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Common Units of the Company (following conversion of the Company to a corporation pursuant to the terms of Section 9.04), provided that the pre-offering valuation is at least $200,000,000 and the aggregate gross proceeds to the Company are more than $50,000,000 (a “Qualified Public Offering”), (ii) with respect to Series A Preferred Units only, upon the receipt by the Company of a written request for such conversion from the Members holding a majority of the Series A Preferred Units then outstanding (voting as a separate class), or (iii) with respect to Series B Preferred Units only, upon the receipt by the Company of a written request for such conversion from the Members holding a majority of the Series B Preferred Units then outstanding (voting as a separate class), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i), (ii) and (iii) is referred to herein as an “Automatic Conversion Event”).

(c) Mechanics of Conversion. No fractional Common Units shall be issued upon conversion of Preferred Units. In lieu of any fractional Common Units to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a Common Unit as determined by the Board of Managers. For such purpose, all Preferred Units held by each Member holding Preferred Units shall be aggregated, and any resulting fractional Common Units shall be paid in cash. Before any Member holding Preferred Units shall be entitled to convert the same into full Common Units, and to receive certificates therefor, he shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Units or (B) notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding Preferred Units or series thereof, as applicable, shall be converted automatically without any further action by the holders of such Preferred Units and whether or not the certificates representing such Preferred Units are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the Common Units issuable upon such Automatic Conversion Event unless either the certificates evidencing such Preferred Units or series thereof, as applicable, are delivered to the Company or its transfer agent as provided above, or the Member holding such Preferred Units notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of Preferred Units shall be deemed to be the holder of record of the Common Units issuable upon such conversion, notwithstanding that the certificates representing such Preferred Units shall not have been surrendered at the office of the Company, that notice from the Company shall not have been received by any holder of record of Preferred Units, or that the certificates evidencing such Common Units shall not then be actually delivered to such holder.

The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such Member holding Preferred Units, a certificate or certificates for the number of Common Units to which such Member shall be entitled as aforesaid and a check payable to the Member in the amount of any cash amounts payable as the result of a conversion into fractional Common Units, plus any declared and unpaid Distributions on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Units to be converted, and the person or persons entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Units on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Company or other event, the conversion may, at the option of any Member tendering Preferred Units for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Units issuable upon such conversion of the Preferred Units shall not be deemed to have converted such Preferred Units until immediately prior to the closing of such transaction or the occurrence of such event.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this Section 4.03(d), “Additional Common Units” shall mean all Common Units issued (or, pursuant to Section 4.03(d)(iii), deemed to be issued) by the Company after the date of this Agreement, other than issuances or deemed issuances of:

(1) Common Units upon the conversion of the Preferred Units;

(2) Common Units (including Profits Interest Units) and Options issued or issuable to Managers, officers, employees, consultants, placement agents or other service providers of the Company (or any Subsidiary) pursuant to Unit grants, profit interest plans, restricted unit purchase agreements, option plans, purchase plans, agreements or other employee equity incentive programs or similar arrangements approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Manager chosen by Bio (an “Bio Manager”) and at least one Manager chosen by Maxygen (a “Maxygen Manager”), in each case pursuant to the Voting Agreement, if applicable; provided that the approval of at least one Bio Manager and one Maxygen Manager (if applicable) shall only be required with respect to the issuance of greater than an aggregate of 15,000,000 Common Units (including Profits Interest Units and the number of Common Units for or into which all Options and Convertible Securities are exercisable or convertible);

(3) Common Units issued or issuable pursuant to the acquisition of another company by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Bio Manager and one Maxygen Manager;

(4) Common Units issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Bio Manager and one Maxygen Manager;

(5) Common Units issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Bio Manager and one Maxygen Manager;

(6) Common Units issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Bio Manager and one Maxygen Manager;

(7) Common Units issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Managers, which, prior to the later of the termination of the Buy-Out Option and such time as no amounts are outstanding under the Bridge Loan Agreement, shall include at least one Bio Manager and one Maxygen Manager;

(8) Common Units actually issued upon the exercise or conversion of Options or Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(9) Common Units issued or issuable as a dividend or distribution on Preferred Units or pursuant to any event for which adjustment is made pursuant to Sections 4.03(e), 4.03(f) or 4.03(g) hereof;

(10) any security that the Members holding the majority of Series A Preferred Units, voting as a separate class, and Members holding the majority of Series B Preferred Units, voting as a separate class, designate as not constituting Additional Common Units; and

(11) following conversion of the Company to a corporation pursuant to the terms of Section 9.04, Common Units of the Company issued or issuable in a registered public offering under the Securities Act.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Units shall be made in respect of the issuance of Additional Common Units unless the consideration per Preferred Unit (as determined pursuant to Section 4.03(d)(v)) for an Additional Common Unit issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Units.

(iii) Deemed Issue of Additional Common Units. In the event the Company at any time or from time to time after the date of the date of this Agreement shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Units (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Units are deemed to be issued:

(1) no further adjustment in the Conversion Price of any series of Preferred Units shall be made upon the subsequent issue of Convertible Securities or Common Units in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of Common Units issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4.03(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Section 4.03(e), Section 4.03(f) and Section 4.03(g) hereof), the Conversion Price of each series of Preferred Units and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Units to an amount above the

Conversion Price that would have resulted from any other issuances of Additional Common Units and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Units computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

a) in the case of Convertible Securities or Options for Common Units, the only Additional Common Units issued were the Common Units, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Common Units deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 4.03(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.03(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Common Units. In the event this Company shall issue Additional Common Units (including Additional Common Units deemed to be issued pursuant to Section 4.03(d)(iii)) without consideration or for a consideration per Unit less than the applicable Conversion Price of a series of Preferred Units in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Units shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Units outstanding immediately prior to such issue plus the number of Common Units which the aggregate consideration received by the Company for the total number of Additional Common Units so issued would purchase at such Conversion Price, and the denominator of which shall be the number of Common Units outstanding immediately prior to such issue plus the number of such Additional Common Units so issued.

Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 4.03(d)(iv), all Common Units issuable upon conversion of all outstanding Preferred Units and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this Section 4.03(d) , the consideration received by the Company for the issue (or deemed issue) of any Additional Common Units shall be computed as follows:

(1) Cash and Property. Such consideration shall:

a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance;

b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Managers; and

c) in the event Additional Common Units are issued together with other Units or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Managers.

(2) Options and Convertible Securities. The consideration per Unit received by the Company for Additional Common Units deemed to have been issued pursuant to Section 4.03(d)(iii) shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y) the maximum number of Common Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Units. In the event the outstanding Common Units shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Common Units, the Conversion Price of each series of Preferred Units in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Common Units shall be combined (by reclassification or otherwise) into a lesser number of Common Units, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Units. In the event the outstanding Preferred Units or a series of Preferred Units shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Preferred Units, the Annual Distribution Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Units in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Preferred Units or a series of Preferred Units shall be combined (by reclassification or otherwise) into a lesser number of Preferred Units, the Annual Distribution Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Units in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 8.02 (“Liquidation Rights”), if the Common Units issuable upon conversion of the Preferred Units shall be changed into the same or a different number of Units of any other class or classes of Units, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of Units provided for above), then, in any such event, in lieu of the number of Common Units which the holders would otherwise have been entitled to receive, each holder of such Preferred Units shall have the right thereafter to convert such Preferred Units into a number of such other class or classes of Units which a holder of the number of Common Units deliverable upon conversion of such series of Preferred Units immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other Units.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4.03, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Units a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Units, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Units.

(i) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Units may be waived by the consent or vote of the holders of the majority of the outstanding Preferred Units of such series either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of such series of Preferred Units.

(j) Notices of Record Date. In the event that this Company shall propose at any time:

(i) to declare any Distribution upon its Common Units, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Units outstanding involving a change in the Common Units; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction or series of related transactions deemed to be a Liquidity Event;

then, in connection with each such event, this Company shall send to the holders of the Preferred Units at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Units shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Units at the address for each such holder as shown on the books of the Company and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of a majority of Series A Preferred Units, voting as a separate class, and of a majority of Series B Preferred Units, voting as a separate class.

ARTICLE 5.

GOVERNANCE

SECTION 5.01 Board of Managers.

(a) The Company shall have a board of managers (the “Board of Managers”). The Members hereby designate the Board of Managers as the managers (within the meaning of the Delaware Act) of the Company, with exclusive rights and responsibilities to direct the business of the Company. The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware. Without limitation to the foregoing, the Board of Managers shall have the authority to fix the compensation of Managers.

(b) The Board of Managers shall consist of five (5) members (each, a “Manager”). So long as at least six million (6,000,000) Preferred Units (as adjusted for Recapitalizations) remain outstanding, the holders of Preferred Units, voting as a separate class, shall be entitled to elect five (5) members of the Board of Managers at each meeting or pursuant to each consent of the Members. Any members of the Board of Managers not elected pursuant to the immediately preceding sentence shall be elected by the holders of Common Units and Preferred Units, voting together as a single class. If a vacancy on the Board of Managers is to be filled by the Board of Managers, only Managers elected by the same class or classes of Members as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy. A Manager shall hold office until his or her successor is designated or until his or her earlier death, resignation or removal.

SECTION 5.02 Meetings and Written Consents of Board of Managers.

(a) Any Manager may attend a meeting of the Board of Managers in person, by telephone or any other electronic communication device. At any meeting of the Board of Managers, the presence, in person or by proxy, of a majority of the Managers shall constitute a quorum. A Manager entitled to vote at any meeting of the Board of Managers may authorize another Person, including another Manager, to act in place of that Manager by proxy. The Board of Managers may act by unanimous written consent in lieu of a meeting in accordance with Section 18-404 of the Delaware Act.

(b) At any meeting of the Board of Managers, any action taken by the Board of Managers shall require the approval of a majority of the Managers present, in person or by proxy, at such meeting. Each Manager shall be entitled to one vote.

SECTION 5.03 Committees. The Board of Managers may designate by unanimous action, one or more committees, each committee to consist of one or more of the Managers of the Company. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Managers or in this Agreement, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement to be submitted to Members for approval or (ii) adopting, amending or repealing this Agreement. To the extent that any committee does not include the Minority Preferred Designee (as defined in the Voting Agreement), then the Minority Preferred Designee shall be entitled to attend in a non-voting, observer capacity all meetings of such committee and to receive all notices and other communications (including, without limitation,

Actions by Written Consent Without a Meeting) that are sent to members of such committee in their capacity as such. Meetings and actions of committees shall be governed by, and held and taken in accordance with, Section 5.02.

SECTION 5.04 Officers.

(a) The Board of Managers may from time to time appoint (and subsequently remove) individuals to act on behalf of the Company as “officers” or “agents” of the Company within the meaning of Section 18-407 of the Delaware Act to conduct the day-to-day management of the Company with such general or specific authority as the Board of Managers may specify. Such officers may include a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries. Any number of offices may be held by the same person.

(b) The Board of Managers may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement or as the Board of Managers may from time to time determine.

(c) Unless otherwise directed by the Board of Managers, the Chief Executive Officer or President or any other person authorized by the Board of Managers, the Chief Executive Officer or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

(d) Except as otherwise provided in this Agreement, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board of Managers and, to the extent not so provided, as generally pertain to their respective offices in the context of a Delaware corporation, subject to the control of the Board of Managers.

SECTION 5.05 Series A Preferred Unit Protective Provisions.

(a) Prior to the Option Expiration Date and as long as at least twenty five million (25,000,000) Series A Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the outstanding Series A Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Units;

(ii) approve any offering of Units or securities linked to Units, other than Profits Interest Units granted in accordance with this Agreement and the Equity Incentive Plan;

(iii) authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges with respect to distributions, redemption or payments upon liquidation senior to or on a parity with the Series A Preferred Units;

(iv) effect any sale of substantially all of the assets of the Company or any of its subsidiaries, or any merger or acquisition, unless, in the case of such merger or acquisition, the Company would not be required to increase its Units by more than twenty percent (20%) or use more than twenty percent (20%) of its assets in such merger or acquisition;

(v) increase the size of the Board of Managers to a number greater than five (5) Managers;

(vi) repurchase Common Units, other than from Managers, officers, employees, consultants, placement agents or other service providers of the Company or its subsidiaries upon termination of their employment or services;

(vii) except as expressly provided herein, declare or pay any Distribution with respect to the Preferred Units or Common Units;

(viii) incur any indebtedness for borrowed money in excess of $10,000,000 other than Permitted Indebtedness;

(ix) authorize the conversion of the legal form of the Company to a corporation or to elect to cause the Company to be treated as a corporation for U.S. tax purposes;

(x) voluntarily liquidate or dissolve; or

(xi) amend this Section 5.05(a).

(b) Following the Option Expiration Date and during such time as (x) any Loan under the Bridge Loan Agreement shall be outstanding and (y) at least twenty five million (25,000,000) Series A Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the Series A Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Units, provided, however, that the authorization or creation (by reclassification, merger or otherwise) or issuance or the incurrence of an obligation to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security), whether senior or junior to, or on a parity with, the Series A Preferred Units, in each case, which complies with the restrictions set forth in clause (ii) of this Section 5.05(b), shall not require such approval of the holders of Series A Preferred Units;

(ii) approve any offering of Units or securities linked to Units, other than (A) any Permitted Equity Offering or (B) Profits Interest Units granted in accordance with this Agreement and the Equity Incentive Plan;

(iii) authorize any sale of substantially all of the assets of the Company or any of its subsidiaries, or any merger or acquisition, unless, (A) in the case of such merger or acquisition, the Company would not be required to increase its outstanding stock by more than 20% or use more than 20% of its assets in such merger or acquisition, or (B) such sale, merger or acquisition would result in the full payment of amounts then owed by the Company under the Bridge Loan Agreement concurrently with the closing of such merger or acquisition;

(iv) repurchase Common Units, other than from Managers, officers, employees, consultants, placement agents or other service providers of the Company or its subsidiaries upon termination of their employment or services;

(v) except as expressly provided herein, declare or pay any Distribution with respect to the Preferred Units or Common Units;

(vi) incur any indebtedness in excess of $10,000,000 in the aggregate outstanding at any time (other than indebtedness under the Bridge Loan Agreement), other than the following types of indebtedness that may exceed such an amount: (A) unsecured indebtedness of the Company to Maxygen that is not senior to any indebtedness outstanding under the Bridge Loan Agreement; (B) Permitted Indebtedness; and (C) indebtedness which would result in the full payment of amounts then owed by the Company under the Bridge Loan Agreement concurrently with the closing of the transaction or series of transactions in which the Company incurs such indebtedness; or

(vii) amend this Section 5.05(b).

(c) Following the Option Expiration Date and during such time as (x) no Loan under the Bridge Loan Agreement shall be outstanding or (y) less than twenty five million (25,000,000) Series A Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the Series A Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Units, provided, however, that the authorization or creation (by reclassification, merger or otherwise) or issuance or the incurrence of an obligation to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security), whether senior or junior to, or on a parity with, the Series A Preferred Units, shall not require such approval of the holders of Series A Preferred Units; or

(ii) amend this Section 5.05(c).

SECTION 5.06 Series B Preferred Unit Protective Provisions.

(a) Prior to the Option Expiration Date as long as at least five million (5,000,000) Series B Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the Series B Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Units;

(ii) approve any offering of Units or securities linked to Units, other than Profits Interest Units granted in accordance with this Agreement and the Equity Incentive Plan;

(iii) authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges with respect to distributions, redemption or payments upon liquidation senior to or on a parity with the Series B Preferred Units;

(iv) authorize any sale of substantially all of the assets of the Company or any of its subsidiaries, or any merger or acquisition, unless, in the case of such merger or acquisition, the Company would not be required to increase its outstanding Units by more than twenty percent (20%) or use more than twenty percent (20%) of its assets in such merger or acquisition;

(v) increase the size of the Board of Managers to a number greater than five (5) Managers;

(vi) repurchase Common Units, other than from Managers, officers, employees, consultants, placement agents or other service providers of the Company or its subsidiaries upon termination of their employment or services;

(vii) except as expressly provided herein, declare or pay any Distribution with respect to the Preferred Units or Common Units;

(viii) incur any indebtedness for borrowed money in excess of $10,000,000 other than Permitted Indebtedness;

(ix) authorize the conversion of the legal form of the Company to a corporation or to elect to cause the Company to be treated as a corporation for U.S. tax purposes;

(x) voluntarily liquidate or dissolve; or

(xi) amend this Section 5.06(a).

(b) Following the Option Expiration Date and during such time as (x) any Loan under the Bridge Loan Agreement shall be outstanding and (y) at least five million (5,000,000) Series B Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the outstanding Series B Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Units, provided, however, that the authorization or creation (by reclassification, merger or otherwise) or issuance or the incurrence of an obligation to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security), whether senior or junior to, or on a parity with, Series B Preferred Units, in each case, which complies with the restrictions ser forth in clause (ii) of this Section 5.06(b), shall not require such approval of the holders of Series B Preferred Units;

(ii) approve any offering of Units or securities linked to Units, other than (A) any Permitted Equity Offering or (B) Profits Interest Units granted in accordance with this Agreement and the Equity Incentive Plan;

(iii) authorize any sale of substantially all of the assets of the Company or any of its subsidiaries, or any merger or acquisition, unless, (A) in the case of such merger or acquisition, the Company would not be required to increase its outstanding Units by more than twenty percent (20%) or use more than twenty percent (20%) of its assets in such merger or acquisition, or (B) such sale, merger or acquisition would result in the full payment of amounts then owed by the Company under the Bridge Loan Agreement concurrently with the closing of such merger or acquisition;

(iv) repurchase Common Units, other than from Managers, officers, employees, directors, consultants, placement agents or other service providers of the Company or its subsidiaries upon termination of their employment or services;

(v) except as expressly provided herein, declare or pay any Distribution with respect to the Preferred Units or Common Units;

(vi) incur any indebtedness in excess of $10,000,000 in the aggregate outstanding at any time (other than indebtedness under the Bridge Loan Agreement), other than the following types of indebtedness that may exceed such an amount: (A) unsecured indebtedness of the Company to Maxygen that is not senior to any indebtedness outstanding under the Bridge Loan Agreement; (B) Permitted Indebtedness; and (C) indebtedness which would result in the full payment of amounts then owed by the Company under the Bridge Loan Agreement concurrently with the closing of the transaction or series of transactions in which the Company incurs such indebtedness; or

(vii) amend this Section 5.06(b).

(c) Following the Option Expiration Date and during such time as (x) no Loan under the Bridge Loan Agreement shall be outstanding or (y) less than five million (5,000,000) Series B Preferred Units (as adjusted for Recapitalizations) shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than fifty percent (50%) of the Series B Preferred Units:

(i) amend, alter or repeal any provision of this Agreement (including pursuant to a merger other than in connection with a bona fide sale of the Company) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Units, provided, however, that the authorization or creation (by reclassification, merger or otherwise) or issuance or the incurrence of an obligation to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security), whether senior or junior to, or on a parity with, Series B Preferred Units, shall not require such approval of the holders of Series B Preferred Units; or

(ii) amend this Section 5.06(c).

ARTICLE 6.

CAPITAL ACCOUNTS

SECTION 6.01 Capital Contributions.

(a) Initial Capital Accounts. Each Member shall have an initial Capital Account balance equal to the amount set forth as such Member’s Initial Capital Account Balance on Schedule A. Such initial Capital Account balances are a result of the following transactions: in the case of Maxygen, the contribution by Maxygen to the Company of certain assets, properties, rights, claims, liabilities and obligations on the terms and conditions set forth in the Asset Contribution Agreement followed by a cash investment by Maxygen in the Company; and, in the case of Bio, a cash investment by Maxygen in the Company. Except as specifically provided in this Agreement, no Person shall be permitted or required to make a Capital Contribution to the Company.

(b) Withdrawal and Return of Capital. Except as provided in Article VIII and Section 9.02, no Member shall be entitled to the return of such Member’s Capital Contribution, a Distribution in respect of such Member’s Capital Account balance, or any other Distribution in respect of such Member’s Unit.

(c) Adjustment of Percentage Interests. Upon (i) the addition of a Member following the date hereof or (ii) the acceptance of Capital Contributions by the Company from a Member following contribution of such Member’s initial Capital Contribution, the Managing Member shall adjust the Percentage Interests of each Member, and shall accordingly update Schedule A hereto, so that the Percentage Interests of the Members take into account any such new Member or Capital Contributions.

SECTION 6.02 Interest on Capital. No Member shall be entitled to interest on such Member’s Capital Contribution, Capital Account balance, or share of unallocated Profits.

SECTION 6.03 Limitation of Liability; Return or Withholding of Certain Distributions. Except as otherwise required by applicable law, a Member shall have no obligation to restore a negative balance in such Member’s Capital Account and no personal liability for the debts and obligations of the Company. A Member shall have no liability to the Company or to any other Member in respect of a negative balance in such Member’s Capital Account during the term of the Company or at the conclusion of the Company’s winding up, and such negative balance shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. A Member that receives a Distribution (a) in violation of this Agreement or (b) that is required to be returned to the Company under applicable law shall return such Distribution within thirty (30) days after demand therefor by any Member. Nothing in this Section 6.03 shall be applied to release any Member from (i) its obligation to make payments specifically required pursuant to this Agreement or (ii) its obligations pursuant to any relationship between the Company and such Member acting in a capacity other than as a Member (including, for example, as a borrower, employee or independent contractor).

ARTICLE 7.

PROFITS AND LOSSES

SECTION 7.01 Allocations of Profits and Losses of the Company . Except as otherwise provided in this Article 7, the items of Profits and Losses for each Fiscal Period shall be allocated as follows:

(a) Non-liquidity Events. Profits and Losses other than from a Liquidity Event shall be allocated among the Members in proportion to their Percentage Interests, assuming for purposes of this Section 7.01(a) as if no Common Units are outstanding.

(b) Liquidity Events. Profits and Losses from a Liquidity Event shall be allocated among the Members in proportion to their Percentage Interests after taking into account the Distribution Threshold for each Common Unit that is a Profits Interest Unit.

SECTION 7.02 Allocation Adjustments to Comply with Section 704(b) of the Code.

(a) Limitation on Allocation of Losses. If an item of Losses otherwise allocable to a Member under Section 7.01 would cause such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year (or increase the amount of such Member’s Adjusted Capital Account Deficit), the item shall not be allocated to such Member, but shall instead be specially allocated as follows:

(i) to the Members in proportion to their respective positive Capital Account balances, until the Capital Account balance of each Member has been reduced to (but not less than) zero; and

(ii) next, to the Members in proportion to their respective Percentage Interests.

(b) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 7.02(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII been tentatively made as if this Section 7.02(b) were not in this Agreement.

(c) Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.02(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VII have been made, as if Section 7.02(b) and this Section 7.02(c) were not in the Agreement.

(d) Member Nonrecourse Deductions. In accordance with the provisions of Treasury Regulation Section 1.704-2(i), each item of Member Nonrecourse Deduction shall be allocated among the Members in proportion to the economic risk of loss that the Members bear with respect to the nonrecourse liability of the Company to which such item of Member Nonrecourse Deduction is attributable.

(e) Minimum Gain Chargeback. This Section 7.02(e) hereby incorporates by reference the “minimum gain chargeback” provisions of Treasury Regulations Section 1.704-2. In general, upon a reduction of the Company’s Minimum Gain, the preceding sentence shall require that items of income and gain be allocated among the Members in a manner that reverses prior allocations of Member Nonrecourse Deductions as well as reductions in the Members’ Capital Account balances resulting from Distributions that, notwithstanding Section 7.04, are allocable to increases in the Company’s Minimum Gain. Subject to the provisions of Section 704 of the Code and the Treasury Regulations thereunder, if it is determined at any time in the reasonable discretion of the Managing Member in consultation with Bio prior to the Option Exercise Date that operation of such “minimum gain chargeback” provisions likely will not achieve such a reversal by the conclusion of the liquidation of the Company, such Members shall adjust the allocation provisions of this Article 7 as necessary to accomplish that result.

(f) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) relating to the asset and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations Section.

(g) Regulatory Allocations. The allocations set forth in Section 7.02(a) through Section 7.02(f) are intended to comply with certain regulatory requirements under the Code. The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 7.02(a) through Section 7.02(f) or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.02(g) Accordingly, the Managing Member is hereby authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 7.02(g) in whatever manner the Managing Member determines is appropriate so that, after such offsetting special allocations are made, the Capital Accounts of the Members are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 7.02(a) through Section 7.02(f) were not contained in this Agreement and all Company income, gain, loss, and deduction were instead allocated in accordance with the provisions of Section 7.01.

SECTION 7.03 General Provisions Regarding Allocations and Capital Account Maintenance.

(a) Book – Tax Accounting Disparities. Solely for U.S. federal income tax purposes, if Company property is reflected in the Capital Accounts of the Members at a value that differs from the adjusted tax basis of such property (whether because such property was contributed or treated as contributed by a Member or because of a revaluation of the Members’ Capital Accounts under Treasury Regulations Section 1.704-1(b)), allocations of depreciation, amortization, income, gain or loss with respect to such property shall be made among the Members in a manner which takes such difference into account in accordance with Code Section 704(c) and the Treasury Regulations issued thereunder using the traditional allocation method set forth in Treasury Regulations Section 1.704-3(b); provided that, curative allocations of gain recognized on a disposition by the Company of assets, properties, rights and claims contributed by Maxygen pursuant to the Asset Contribution Agreement shall be made to the extent permitted in Treasury Regulations Section 1.704-3(c).

(b) Allocations in Event of Transfer. If an interest in the Company is Transferred in accordance with this Agreement, allocations of Profits and Losses as between the transferor and transferee shall be made using any method selected by the Managing Member and permitted under Section 706 of the Code.

(c) Adjustments to Capital Accounts for Distributions of Property. If property distributed in kind is reflected in the Capital Accounts of the Members at a value that differs from the fair market value of the property at the time of Distribution, the difference shall be treated as Profits or Losses on the sale of the property and shall be allocated among the Members, as of the time immediately prior to such Distribution, in accordance with the provisions of this Article 7.

(d) Tax Credits and Similar Items. Any tax credits or similar items not allocable pursuant to Section 7.01, Section 7.02 and Section 7.03(a) through Section 7.03(c) shall be allocated to the Members in proportion to their respective Percentage Interests. Notwithstanding the preceding sentence, if Company expenditures that give rise to tax credits also give rise to Member Nonrecourse Deductions, the tax credits attributable to such expenditures shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) Reallocation of Certain Losses. To the extent that: (i) Losses that otherwise would have been allocated to a Member under this Section 7.03 were allocated to one or more other Members under Section 7.02(a) or any other provision of this Agreement that prohibits the allocation to a Member of Losses which would reduce such Member’s Capital Account (or Updated Capital Account) balance below a specified amount; (ii) such allocation has not been reversed pursuant to the subsequent operation of Section 7.02(a) or this Section 7.03(e); and (iii) the Member makes a Capital Contribution to the Company, the Capital Accounts of the Members shall be adjusted in connection with such return or Capital Contribution (to the extent of the value thereof) to effect a reallocation, in reverse order, of such Losses to the Member.

(f) Tax Allocations. Taking into account the requirements of this Article 7, items of Company income, gain, loss, deduction or credit recognized for U.S. federal income tax purposes shall be allocated among the Members for U.S. federal income tax purposes in a manner that is consistent with the requirements of the Code and the Treasury Regulations.

SECTION 7.04 Nonallocation of Distributions to Increases in Minimum Gain. To the extent permitted under Treasury Regulations Section 1.704-2(h), distributions to Members shall not be allocable to increases in the Company’s Minimum Gain. In general, and except as provided in such Treasury Regulation, the preceding sentence is intended to ensure that reductions in a Member’s Capital Account balance resulting from distributions of money or other property to that Member are not reversed by the minimum gain chargeback provisions of Section 7.02(e).

SECTION 7.05 Allocation of Liabilities. Solely for purposes of determining the Members’ respective shares of the nonrecourse liabilities of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in Company Profits shall be equal to the ratio that such Member’s Percentage Interest bears to the aggregate Percentage Interests of all of the Members.

SECTION 7.06 Modifications to Preserve Underlying Economic Objectives. In the event that (a) there is a change in the U.S. federal income tax law or (b) the Company borrows money or property, the Board of Managers, after consultation with the Company’s tax advisors, shall make the minimum modifications to the allocation provisions of this Agreement necessary to preserve the underlying economic objectives of the Members as reflected in this Agreement and, in the case of a borrowing, to properly allocate the tax items relating to such borrowing in accordance with the Code and the Treasury Regulations.

SECTION 7.07 Withholding Taxes.

(a) The Company shall withhold taxes from Distributions to, and allocations among, the Members to the extent required by law (as determined by the Managing Member in its reasonable discretion). Except as otherwise provided in this Section 7.07, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Article 8. An amount shall be considered withheld by the Company if, and at the time, remitted to a governmental agency, without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution, or designated by the Managing Member as withheld from a specific allocation, shall be treated as if distributed at the time such distribution or allocation occurs. Nothing in this Section 7.07(a) shall have any bearing on amounts withheld from a Member in respect of compensation paid or payable to such Member in such Member’s capacity as an employee of the Company or pursuant to a bona fide written employment agreement between such Member and the Company.

(b) If, pursuant to Section 7.07(a), an amount withheld with regard to a Member is treated for purposes of this Agreement as an amount distributed to such Member pursuant to Article 8, subsequent actual Distributions to such Member pursuant to Article 8 shall be reduced as necessary to, as quickly as possible, cause the aggregate Distributions to such Member over the term of the Company (including actual Distributions and Distributions deemed to have occurred pursuant to Section 7.07(a)) to equal the actual Distributions that would have been made to such Member if Section 7.07(a) were not part of this Agreement.

(c) Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member; moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s Membership Interest and that, in the event of overwithholding otherwise permitted by this Agreement, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

SECTION 7.08 Intent of Allocations. The parties intend that the foregoing allocation provisions of this Article 7 shall produce final Capital Account balances of the Members that will permit liquidating Distributions made in accordance with final Capital Account balances to be made in a manner identical to the order of priorities set forth in Section 8.02. To the extent that the allocation provisions of this Article 7 would fail to produce such final Capital Account balances, (a) such provisions shall be amended by the Board of Managers if and to the extent necessary to produce such result and (b) income and loss of the Company for prior open years (including items of gross income and deduction of the Company for such years) shall be reallocated by the Board of Managers among the Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as approved by the Board of Managers. This Section 7.08 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority. The Board of Managers shall have the power to amend this Agreement without the consent of the other Members, as it reasonably considers advisable, to make the allocations and adjustments described in this Section 7.08.

ARTICLE 8.

DISTRIBUTIONS; ASSETS SALES

SECTION 8.01 Distributions. The Board of Managers may declare Distributions to the Members holding Preferred Units or Common Units that are not Profits Interest Units other than upon the occurrence of a Liquidity Event in proportion to their respective Percentage Interests annually; provided that such Distributions may only be declared in an amount sufficient for each Member to pay any taxes owed with respect to the taxable income allocated to any Units held by such Member in accordance with Article 7 as reasonably determined by the Board of Managers.

SECTION 8.02 Liquidity Event Distributions.

(a) Upon the occurrence of a Liquidity Event and subject to Sections 18-607 and 18-804 of the Delaware Act, either voluntary or involuntary, the Members holding Preferred Units shall be entitled to receive, on a pari passu basis and prior and in preference to any Distribution of any of the assets of the Company to the holders of Common Units by reason of their ownership of such Common Units, an amount per Preferred Unit held by them equal to the sum of (x) the Liquidation Preference for such Preferred Unit and (y) all declared but unpaid Distributions (if any) on such Preferred Unit (including all accrued but unpaid Distributions on such Preferred Unit at the Annual Distribution Rate) or, with respect to any series of Preferred Units, such lesser amount as may be approved by the consent or vote of the holders of a majority of the outstanding Preferred Units of such series. If upon the occurrence of the Liquidity Event, the assets of the Company legally available for distribution to the holders of Preferred Units are insufficient to permit the payment to such holders of the full amounts specified in this Section 8.02(a), then all assets of the Company legally available for distribution to Members shall be distributed with equal priority and pro rata among each of the of Preferred Units in proportion to the full amounts the Members would otherwise be entitled to receive pursuant to this Section 8.02(a). With respect to each series of Preferred Units, the treatment of any transaction or series of related transactions as a Liquidity Event pursuant to clause (a) or (b) of definition of “Liquidity Event” may be waived by the consent or vote of the holders of a majority of such series of Preferred Units. After the payment to the holders of Preferred Units of the full preferential amounts specified above, the remaining assets of the Company legally available for distribution to the Members by the Company shall be distributed with equal priority and pro rata among the holders of the Preferred Units and Common Units in proportion to the number of Common Units held by them, with the Preferred Units being treated for this purpose as if they had been converted to Common Units at the then applicable Conversion Rate; provided, however, that notwithstanding the foregoing, Profits Interest Units shall be entitled to and receive distributions in connection with any Liquidity Event only if and to the extent provided for in, and subject to the terms of, the Equity Incentive Plan. For the avoidance of doubt, Distributions made in connection with any Liquidity Event that consists of or results in the liquidation and winding up of the Company shall be subject to Section 9.02.

(b) If any assets of the Company distributed to Members in connection with any Liquidity Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Managers, except that any publicly-traded securities to be distributed to Members in a Liquidity Event shall be valued as follows:

(i) if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Company by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this Section 8.02(b), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

ARTICLE 9.

DISSOLUTION; TAX MATTERS; CONVERSION TO CORPORATION

SECTION 9.01 Dissolution. The Company shall dissolve upon the first to occur of the following:

(a) subject to Section 5.05(a)(x) and Section 5.06(a)(x), the approval of the Members then holding a majority of the outstanding Common Units (with the Preferred Units being treated for this purpose as if they had been converted to Common Units at the then applicable Conversion Rate) to dissolve the Company;

(b) at any time there are no Members unless the Company is continued without dissolution in accordance with the Delaware Act; and

(c) the entry of a decree of dissolution under Section 18-802 of the Delaware Act.

The Company shall terminate when all its assets, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in Article 7 and the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.

SECTION 9.02 Liquidation.

(a) Following dissolution pursuant to Section 9.01, all the business and affairs of the Company shall be liquidated and wound up. The Board of Managers shall act as liquidating trustee and wind up the affairs of the Company pursuant to this Agreement.

(b) The proceeds of the liquidation of the Company will be distributed:

(i) first, to creditors of the Company (including Members who are creditors), to the extent otherwise permitted by law in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof), and

(ii) second, to the Members in accordance with the principles of Section 8.02(a).

SECTION 9.03 Tax Matters.

(a) Tax Matters Partner. The Managing Member is hereby designated the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code. Except to the extent specifically provided in the Code or the Treasury Regulations (or the laws of relevant non-U.S. federal taxing jurisdictions), the Managing Member shall have exclusive authority to act for or on behalf of the Company with regard to tax matters, including the authority to make (or decline to make) any available tax elections; provided that, notwithstanding the preceding clause, the Company shall make an election under Section 754 of the Code with respect to its first taxable year. Notwithstanding the foregoing and the authority generally granted to the tax matters partner by the provisions of the Code, the tax matters partner shall not, without the consent of Bio (such consent not to be unreasonably withheld or delayed) (i) enter into a settlement of a partnership administrative adjustment binding on Bio; (ii) agree to an extension of the period of limitations on the assessment of tax; or (iii) request an administrative adjustment within the meaning of Code Section 6227. At the request of Bio, the tax matters partner shall file and prosecute on behalf, and at the expense, of Bio, a petition for judicial review of a final partnership administrative adjustment or a petition for judicial review of an administrative adjustment request not fully allowed. In the case of a judicial review of a final partnership administrative adjustment or an administrative adjustment request not fully allowed, such petition shall be filed in such applicable court as Bio shall select, or if Bio shall fail to so elect, in the United States Tax Court.

(b) Partnership for Tax Purposes. Except to the extent otherwise required by applicable law (disregarding for this purpose any requirement that can be avoided through the filing of an election or similar administrative procedure), the Managing Member shall cause the Company to take the position that the Company is a “partnership” for U.S. federal, state and local income tax purposes and shall cause to be filed with the appropriate tax authorities any elections or other documents necessary to give due legal effect to such position. A Member shall not file (and each Member hereby represents that it has not filed) any income tax election or other document that is inconsistent with the Company’s position regarding its classification as a “partnership” for applicable federal, state and local income tax purposes. The Members expressly do not intend hereby to form a partnership except insofar as the Company may be treated as a partnership solely for tax purposes.

(c) Notice of Inconsistent Treatment of Company Item; Notice of Settlement. No Member shall file a notice with the U.S. Internal Revenue Service under Section 6222(b) of the Code in connection with such Member’s intention to treat an item on such Member’s U.S. federal income tax return in a manner which is inconsistent with the treatment of such item on the Company’s U.S. federal income tax return unless such Member has, at least thirty (30) days prior to the filing of such notice (or such shorter period as is approved by the Managing Member in its sole and absolute discretion), provided the Managing Member with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the Managing Member shall reasonably request. Any Member entering into a settlement agreement with the U.S. Department of the Treasury or the U.S. Internal Revenue Service that concerns a Company item shall notify the Managing Member of such settlement agreement and its terms within sixty (60) days after the date thereof.

(d) Tax Return Information. Within ninety (90) days after the end of each Fiscal Year, the Company shall supply all information reasonably necessary to enable the Members to prepare their U.S. federal income tax returns including, without limitation, Schedules K-1, and (upon request therefor) to comply with other reporting requirements imposed by law.

SECTION 9.04 Conversion to a Corporation. Following the Option Expiration Date, the Board of Managers shall have the right to authorize the conversion of the legal form of the Company to a corporation in accordance with Section 18-216 of the Delaware Act without the need for any action or consent of any Member. Upon such conversion, each Unit will be converted into one share of common stock or preferred stock (which may be divided into one or more series or subseries) which shall have rights that are equivalent in all material respects to the rights of the respective Units and which shall be subject to no additional restrictions or limitations other than those applicable to such Units prior to such conversion, in each case as determined reasonably and in good faith by the Board of Managers. Notwithstanding anything to the contrary in the foregoing sentence, if the Board of Managers authorizes the conversion of the legal form of the Company to a corporation, at the option of Bio, the Members and the Board of Managers agree to use commercially reasonable good faith efforts to structure any transaction to incorporate the Company (or to take such other action as the Board of Managers may deem advisable) as a tax-deferred transaction for U.S. federal income tax purposes and will cooperate in good faith and in a commercially reasonable manner in attempting to achieve a resulting corporate structure that is tax efficient for the parties, for example, a structure in which Bio and/or Maxygen (or its shareholders) own direct interests in the newly-created corporation upon the completion of any transaction.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.01 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

If to Maxygen or the Company
addressed to:	Maxygen, Inc.
515 Galveston Drive
Redwood City, California 94063
USA
Attention: Chief Business Officer
Telephone: (650) 298-5300
Email: corporatesecretary@maxygen.com

with copy to:	Maxygen, Inc.
515 Galveston Drive
Redwood City, California 94063
USA
Attention: General Counsel
Telephone: (650) 298-5300
Email: corporatesecretary@maxygen.com

and a copy to:	Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
USA
Attention: Tony Jeffries
Telephone: (650) 493-9300
Email: tjeffries@wsgr.com

If to the Bio,
addressed to:	Astellas Pharma Inc.
3-11, Nihonbashi-Honcho 2-chome
Chuo-ku, Tokyo 103-8411
Japan
Attention: Vice President, Business Development
Telephone: (813) 3244-2500
Email: masaki.doi@jp.astellas.com

with a copy to:	Astellas Pharma Inc.
3-11, Nihonbashi-Honcho 2-chome
Chuo-ku, Tokyo 103-8411
Japan
Attention: Vice President, Legal
Telephone: (813) 3244-3231
Email: kazunori.okimura@jp.astellas.com

with a copy to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Michael O. Braun, Esq.
Telephone: (212) 468-8000
Email: mbraun@mofo.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier), (ii) if sent via registered or certified mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day.

(b) Whenever notice is required to be given, under the Delaware Act or this Agreement, to any Person with whom communication is unlawful, the giving of such notice to such Person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such Person. Any action or meeting which shall be taken or held without notice to any such Person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

(c) Whenever notice is required to be given under any provision of the Delaware Act or this Agreement, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by this Agreement.

(d) Each Member hereby consents to the delivery of any notice to Members given by the Company under this Agreement, the Delaware Act, or the Certificate of Formation by (i) electronic mail to the electronic mail address set forth above (or to any other electronic mail address for the Member in the Company’s records), (ii) posting on an electronic network together with separate notice to the Member of such specific posting, or (iii) any other form of electronic transmission (as defined in § 18-302 of the Delaware Act) directed to the Member. This consent shall be revocable by a Member by written notice to the Company. This consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two (2) consecutive notices given by the Company in accordance with this consent, and (ii) such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

SECTION 10.02 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

SECTION 10.03 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Member without the prior written consent of the other Members, provided that this Agreement may without requiring the consent of any other Member be assigned, transferred, delegated or sublicensed in connection with a transfer of the Units to (i) an entity that acquires all or substantially all of the business or assets of such Member, whether by merger, reorganization, acquisition, asset sale or otherwise, or (ii) a Related Entity of such Member, in each case subject to the agreement in writing of such transferee to be subject to the terms and conditions of this Agreement and, prior to the Option Expiration Date, the Preferred Unit Agreements. Any attempt by a Member without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

SECTION 10.04 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

SECTION 10.05 Counterparts. This Agreement may be executed and delivered by facsimile (including by .pdf signature) and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10.06 Entire Agreement. This Agreement and the exhibits and schedules hereto and the Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

SECTION 10.07 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law that would result in the law of a jurisdiction other than the State of Delaware governing. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Delaware Act, the provisions of this Agreement shall control and take precedence.

SECTION 10.08 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, any court in the State of Delaware having subject matter jurisdiction (or in the event of exclusive federal jurisdiction, the courts of the District of Delaware).

SECTION 10.09 Amendments. Subject to Section 5.05 and Section 5.06, this Agreement and any term hereof may be amended, waived, discharged or terminated only by a written instrument referencing this Agreement and signed by the Members holding a majority of the outstanding units voting together (with Profits Interest Units not voting); provided, however, that Members purchasing Units on or after the Option Expiration Date and Additional Members who acquire Units (including Profits Interest Units) in accordance with Section 3.01(b) may become parties to this Agreement by executing a counterpart of this Agreement (or, in the case of recipients of Profits Interest Units, the applicable Profits Interest Unit Agreement) without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Member. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Member and each future holder of all such securities of such Member. Each Member acknowledges that by the operation of this paragraph, the Members will have the right and power to diminish or eliminate all rights of such Member under this Agreement.

SECTION 10.10 Construction. The construction of this Agreement shall not take into consideration the Party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each Party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

CPC

By
Name:
Title:

ASTELLAS BIO INC.

By
Name:
Title:

MAXYGEN, INC.

By
Name:
Title:

[Signature page to Limited Liability Company Agreement of CPC)

Schedule A

Members, Units and Initial Capital Account Balance

Name	Series A Preferred Units	Series B Preferred Units	Initial Capital Account Balance
Astellas Bio Inc.	—	10,000,000	$10,000,000.00

Maxygen, Inc.	50,000,000	—	$50,000,000.00